Exhibit 10.3

Execution Version

AGREEMENT REGARDING FORMATION TRANSACTIONS

This Agreement Regarding Formation Transactions (this “Agreement”) dated as of October 13, 2017, is made and entered into by and among Workspace RVFP, L.P., a Delaware limited partnership (the “General Partner”), as the general partner of Workspace Property Trust, L.P., a Delaware limited partnership (the “Partnership”), and the partners of each of the Partnership, the General Partner and Workspace Property Management, L.P., a Delaware limited partnership (“WPM”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

WHEREAS, the General Partner and the limited partners of the Partnership (such limited partners collectively, the “WPT Limited Partners,” and together with the General Partner, the “WPT Partners”) have entered into to that certain Amended and Restated Partnership Agreement of the Partnership, dated as of October 3, 2016 (the “Partnership Agreement”);

WHEREAS, the General Partner desires to reorganize the Partnership and its Subsidiaries into an “UpREIT” organizational structure (the “Reorganization”) and then consummate an initial public offering of common shares of beneficial interest, $0.01 par value per share (the “Common Shares”) of the REIT (as defined below) (the “IPO”);

WHEREAS, in anticipation of effecting the Reorganization, the General Partner and the other Partners (as defined below) desire to engage in a series of transactions prior to the Reorganization and the Initial IPO Closing (as defined below) (the “Pre-IPO Transactions”), including transactions in which the General Partner has formed, as a wholly-owned Subsidiary, Workspace Property Trust, a Maryland real estate investment trust that will elect to be treated as a real estate investment trust for U.S. federal tax purposes beginning with its taxable year ending December 31, 2017 (the “REIT”);

WHEREAS, the General Partner will then merge with and into the REIT, with the REIT emerging as the surviving entity and the new general partner of the Partnership;

WHEREAS, as a result of the Pre-IPO Transactions, the Partnership will become the operating partnership of the REIT, and upon the consummation of the IPO, the net proceeds of the IPO will be contributed by the REIT to the Partnership in exchange for common units of limited partnership interest in the Partnership (the “OP Units”);

WHEREAS, as part of the Pre-IPO Transactions, the general partner and the limited partners of WPM (such partners collectively, the “WPM Partners”) will contribute their partnership interests in WPM (the “WPM Interests”) to the Partnership in exchange for OP Units, pursuant to the terms and conditions of a contribution agreement substantially in the form of the Contribution Agreement attached hereto as Exhibit C (the “Contribution Agreement”);

WHEREAS, in anticipation of the IPO, the General Partner and the WPT Limited Partners have contemporaneously agreed in a separate agreement to, effective concurrently with the initial closing of the issuance and sale of Common Shares in the IPO (the “Initial IPO Closing”), accept OP Units and to waive any right to receive any further cash distributions otherwise provided for under Section 9(b) of the Partnership Agreement;

WHEREAS, the General Partner is entitled to receive, pursuant to Section 9(b)(iii) of the Partnership Agreement, (x) accrued and unpaid Asset Management Fees and (y) after the WPT Limited Partners have received aggregate Distributions equal to the Target IRR, and the Initial Limited Partners have received a Distribution equal to any cumulative Deferred LP Distributions, any remaining Distributions in amounts equal to (i) 10% of the applicable Distribution amount until the WPT Limited Partners each receive aggregate amounts equal to a 15% IRR on their respective Capital Contributions, (ii) thereafter, 20% of the applicable Distribution amount until the WPT Limited Partners each receive aggregate amounts equal to a 20% IRR on their respective Capital Contributions, and (iii) thereafter, 40% of the applicable Distribution amount (such amounts described above under (i)-(iii), and as more specifically identified in the Partnership Agreement, being referred to herein as the “Carried Interest Distributions” and the right to receive such as amounts, being referred to herein as the “Promote Rights”).

WHEREAS, in anticipation of the IPO, the WPT Partners and the general partner and limited partners of the General Partner (collectively, the “GP Partners,” and together with the General Partner, the WPT Partners, and the WPM Partners, the “Partners”) desire to agree that the Promote Rights shall be distributed by the General Partner to those of the GP Partners who are limited partners of the General Partner, pro rata in accordance with their respective percentage share of all limited partnership interests in the General Partner, and any OP Units that the General Partner would otherwise have been entitled to receive with respect to the Promote Rights upon the consummation of the IPO shall instead be allocated to the limited partners of the General Partner pro rata in accordance with their respective percentage share of all limited partnership interests in the General Partner upon conversion of the Promote Rights into OP Units; and

WHEREAS, concurrently with the Initial IPO Closing, (i) the outstanding Partnership Units of the Partnership will be converted into OP Units and the number of OP Units designated as being issued by the Partnership to the WPT Partners for their Partnership Units, the limited partners of the General Partner for the Promote Rights, the WPM Partners for the WPM Interests shall be further appropriately adjusted by means of a split of all issued and outstanding OP Units (as described below); and (ii) the Partnership Agreement will be amended and restated substantially in the form of the Second Amended and Restated Limited Partnership Agreement of the Partnership attached hereto as Exhibit D (the “Operating Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Distribution of Promote Rights.  The General Partner and each GP Partner hereby agrees that no later than one business day prior to the Initial IPO Closing, and conditioned on the REIT entering into an underwriting agreement with the underwriters with respect to the Common Shares to be issued and sold in the IPO (the “UA

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Condition”), the General Partner shall distribute all of its right, title and interest in and to the Promote Rights to the limited partners of the General Partner, on a pro rata basis in accordance with their respective percentage share of all limited partnership interests in the General Partner, and each limited partner of the General Partner hereby accepts the distribution of its respective share of the Promote Rights, subject only to satisfaction of the UA Condition. Such distribution of the Promote Rights shall be evidenced by the General Partner’s execution, following the satisfaction of the UA Condition, of the Promote Rights Distribution Notice and Acknowledgement attached hereto as Exhibit B (the “Promote Rights Distribution Notice”).  Each GP Partner that is not already a WPT Limited Partner hereby acknowledges and agrees that it will be subject to and bound by the Partnership Agreement (including any amendments and restatements thereto, including the Operating Partnership Agreement when it becomes effective) upon consummation of the distribution of the Promote Rights to the GP Partners.

2.                                      Formation and Merger of REIT Entities.  Each GP Partner hereby authorizes and ratifies the formation by the General Partner, prior to the date hereof, of the REIT as a wholly-owned Subsidiary.  Each GP Partner hereby authorizes the General Partner to, following the effectiveness of the distribution of Promote Rights described in Section 1 hereof, but immediately prior to the Initial IPO Closing, merge with and into the REIT, with the REIT becoming the surviving entity.  Each GP Partner acknowledges and agrees that it will receive Common Shares upon consummation of the merger between the General Partner and the REIT.  Each GP Partner and WPT Partner acknowledges and agrees that upon the consummation of such merger, the REIT shall become the general partner of the Partnership.

3.                                      Contribution of WPM Interests to the Partnership.  Concurrently with the Initial IPO Closing, the WPM Partners shall contribute their WPM Interests to the Partnership in exchange for an aggregate number of OP Units equivalent in value to six (6) times WPM’s trailing 12 calendar months gross revenue (such number of OP Units to be determined by dividing such amount by the public offering price of Common Shares set forth in the final prospectus for the IPO), which shall be allocated among the WPM Partners in accordance with their respective percentage interests in WPM as described below and as set forth in the Contribution Agreement.

Each WPM Partner hereby acknowledges and agrees that, concurrently with the Initial IPO Closing, its respective WPM Interests shall be contributed to the Partnership in exchange for its respective share of the OP Units issuable to the WPM Partners, pursuant to the terms and conditions of the Contribution Agreement, without any further action or consent of such WPM Partner, and WPM shall thereafter be immediately liquidated and dissolved.

4.                                      Issuance of Operating Partnership Units.  Each Partner acknowledges and agrees, by reason of its execution and delivery of this Agreement, that concurrently with the Initial IPO Closing, without any further action or consent of any of the Partners:

A.            the Partnership shall become the operating partnership of the REIT;

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B.            the outstanding Partnership Units will be converted into OP Units and, upon such conversion, such OP Units, the OP Units issued to the limited partners of the General Partner for their Promote Rights (pursuant to Section 4.C), the OP Units issued to the WPM Partners upon their contribution of their WPM Interests shall be subject to an appropriate split into additional OP Units in such ratio as determined by the board of trustees of the REIT with respect to the Common Shares;

C.            the General Partner is authorized to direct that the Partnership, at the time of the conversion of the outstanding Partnership Units into OP Units, convert the aggregate amount of Promote Rights into a number of OP Units equal to the value of the Promote Rights calculated as set forth in a separate agreement being entered into by the GP Partners, and issue to each limited partner of the General Partner the number of OP Units corresponding to the percentage of the Promote Rights then held by such limited partner of the General Partner, and each limited partner of the General Partner hereby acknowledges and agrees that its Promote Rights shall terminate upon the issuance of the OP Units to such limited partner; and

D.            the General Partner is authorized to execute and deliver the Operating Partnership Agreement (thereby amending and restating the Partnership Agreement in its entirety) on behalf of each of the Partners, with such administrative or ministerial changes, or changes required in response to comments or revisions requested by the staff of the Securities and Exchange Commission, the New York Stock Exchange or FINRA, as the General Partner, with the advice of counsel, deems reasonably necessary or appropriate to effectuate the IPO, provided that no such change shall be adverse to any Partner without such Partner’s further prior written consent. For the avoidance of doubt, however, any decision to, or to not, consummate the IPO, shall be solely within the discretion of the Board of Managers of RVFP WS GP, LLC, a Delaware limited liability company (“RVFP”) and the general partner of the General Partner, with such Board of Managers acting pursuant to the terms and conditions of the Amended and Restated Operating Agreement of RVFP dated as of October 3, 2016.

5.                                      Order of Pre-Formation Transactions.  Each Partner acknowledges and agrees that the Pre-IPO Transactions will take place in the order and priority set forth on Exhibit A attached hereto.

6.                                      Investor Representations.  As of the date hereof:

A.            Each Partner hereby represents that the Partnership Units issued to them, and the Promote Rights to be distributed to them, as of the date hereof are, and as of the date of their conversion into OP Units, will be, free and clear of any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances,  licenses,

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easements, or voting agreements, created by or resulting from any act or omission to act of such Partner or any controlling Affiliate of such Partner.

B.            Each Partner hereby represents that it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.

C.            Each WPT Partner hereby reaffirms each of the representations and warranties contained in subsections (a)-(h) of Section 22.1 of the Partnership Agreement.

D.            Each WPM Partner hereby reaffirms each of the representations and warranties contained in subsections (a)-(h) of Section 20 of that certain Amended and Restated Partnership Agreement of WPM, dated as of October 3, 2016.

E.             Each GP Partner (other than the General Partner) hereby reaffirms each of the representations and warranties contained in subsections (a)-(h) of Section 20 of that certain Amended and Restated Partnership Agreement of the General Partner, dated as of October 3, 2016.

7.                                      Termination.  This Agreement shall automatically terminate without further action by any of the parties hereto on December 29, 2017 in the event that the Initial IPO Closing has not occurred by 5:00 p.m. New York City time on such date, unless such termination date is extended by a written agreement signed by all of the parties hereto.  In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no further rights, obligations or liability on the part of any party hereto; provided however that if the termination of this Agreement under this Section 7 occurs after the General Partner has distributed the Promote Rights to the limited partners of the General Partner in accordance with Section 1 hereof, each such limited partner of the General Partner hereby agrees to promptly contribute its pro rata share of the Promote Rights back to the General Partner and the General Partner agrees to accept such contribution, and the GP Partners and the other Partners agree to use commercially reasonable efforts to reverse all other transactions contemplated by this Agreement that occurred prior to such termination, provided that the other Partners shall not be required to incur any cost or expense in so doing.  Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

8.                                      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

A.            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and not by choice of law principles or the laws of any other State.

B.            Each Partner hereby submits to the exclusive jurisdiction of any United States Federal Court sitting in New York County or New York State Court located in New York County in any action or proceeding arising out of or relating to this Agreement.

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C.            EACH PARTNER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, A TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

9.                                      Ancillary Agreements.  Each Partner receiving OP Units pursuant to this Agreement hereby agrees to execute and deliver, concurrently with the execution of this Agreement, (i) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E and the underwriter’s Lock-Up Letter, substantially in the form attached hereto as Exhibit F.

10.                               Entire Agreement.  This Agreement, together with the Agreement Regarding OP Unit Allocations among the parties hereto dated as of the date hereof , embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

11.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement.

12.                               Further Assurances.  Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm to the requesting party its rights, powers and remedies under this Agreement.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

Workspace RVFP, L.P., a Delaware limited partnership

By:	RVFP WS GP, LLC, its General Partner

By: RV OFFICE, LLC, its Managing Member

By:	/s/ Thomas A. Rizk
Title:	Chief Executive Officer

RV Office, LLC, a Delaware limited liability company

By:	/s/ Thomas A. Rizk
Title:	Chief Executive Officer

RV PM GP, LLC, a Delaware limited liability company

By:	/s/ Roger W. Thomas
Title:	President & Chief Operating Officer

RVFP WS GP, LLC, a Delaware limited liability company

By:	/s/ Roger W. Thomas
Title:	President & Chief Operating Officer

[signatures continue on next page]

Forum Partners Investment Management, LLC a Delaware limited liability company

By:	/s/ Russell C. Platt
Title:	Chief Executive Officer

Forum Partners Northeast Office Management I, L.P. a Delaware limited partnership

By:	/s/ Russell C. Platt
Title:	Governance Committee Member

Forum Partners Northeast Suburban Office Fund I, L.P. a Delaware limited partnership

By:	/s/ Russell C. Platt
Title:	Governance Committee Member

EW Horsham, LLC, a Delaware limited liability company

By:	Collis Group, Inc., d/b/a Everwatch Financial, its Manager

By:	/s/ Matt Womble
Title:	Managing Director

Everwatch Capital II, LP, a Delaware limited partnership

By:	Everwatch (UGP), LLC, its general partner

By:	/s/ Matt Womble
Title:	Manager

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Everwatch Capital III, LP, a Delaware limited partnership

By: Collis Group, Inc., d/b/a Everwatch Financial, its general partner

By:	/s/ Matt Womble
Title:	Managing Director

JMP Asset Management LLC, a Delaware limited liability company

By:	/s/ Kent Ledbetter
Title:	President

JMP Realty Partners I LLC, a Delaware limited liability company

By: JMP Asset Management LLC, a Delaware limited liability company, its Investment Advisor

By:	/s/ Kent Ledbetter
Title:	President

JMP Realty Trust Inc., a Maryland corporation

By:	/s/ Raymond Jackson
Title:	Chief Financial Officer

Safanad Suburban Office Partnership, LP, a Delaware limited partnership

By:	/s/ Vincent Pica
Title:	Authorized Signatory

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SSOP Management, LLC, a Delaware limited liability company

By:	/s/ Vincent Pica
Title:	Authorized Signatory

SSOP SLP Splitter, LLC, a Delaware limited liability company

By:	/s/ Vincent Pica
Title:	Authorized Signatory

SM WPT Common LLC, a Delaware limited liability company

By:	/s/ Daniel M. Kasell
Title:	Authorized Signatory

Exhibit A

Order of Pre-IPO Transactions

1.                                      Prior to the date of this Agreement:

A.                                    The General Partner has formed the REIT as a Maryland real estate investment trust and as a wholly-owned Subsidiary of the General Partner (the REIT will elect to be treated as a real estate trust for U.S. federal and state tax purposes beginning with its taxable year ending December 31, 2017).

2.                                      No later than one business day prior to the Initial IPO Closing and conditioned only on the satisfaction of the UA Condition:

A.                                    The General Partner will distribute the Promote Rights to the limited partners of the General Partner (pro rata in accordance with their respective percentage share of all limited partnership interests in the General Partner, subject to certain adjustments in the Agreement); and

B.                                    The GP Partners who are not already limited partners of the Partnership will become limited partners of the Partnership.

3.                                      Following the effectiveness of the distribution of the Promote Rights, but immediately prior to the Initial IPO Closing:

A.                                    The General Partner will merge with and into the REIT, with the REIT becoming the surviving entity;

B.                                    The GP Partners will receive Common Shares in exchange for their interest in the General Partner; and

C.                                    The REIT will become the General Partner of the Partnership, and the Partnership shall become the operating partnership of the REIT.

4.                                      Concurrently with the Initial IPO Closing:

A.                                    The partnership interests in the Partnership held by the WPT Limited Partners and the general partnership interest held by the REIT will be converted into OP Units;

B.                                    The Contribution Agreement will be executed and delivered by the WPM Partners, pursuant to which the WPM Partners will contribute their WPM Interests to the Partnership in exchange for OP Units;

C.                                    The Promote Rights held by the limited partners of the General Partner will convert into OP Units; and

D.                                    The REIT and the other holders of OP Units will enter into the Operating Partnership Agreement.

5.                                      After the Initial IPO Closing:

A.                                    The cash proceeds received by the REIT in the Initial IPO Closing will be contributed to the Partnership in exchange for OP Units.

B.                                    WPM will be immediately liquidated and dissolved.

Exhibit B

Form of Promote Rights Distribution Notice and Acknowledgement

November     , 2017

To each of the Partners of

Workspace Property Management, L.P., a Delaware limited partnership

Reference is made to Section 1 of the Agreement Regarding Formation Transactions (the “Agreement”) dated as of October 13. 2017 among Workspace, RVFP, L.P., a Delaware limited partnership (the “General Partner”), as the general partner of Workspace Property Trust, L.P., a Delaware limited partnership (the “Partnership”), and the partners of each of the Partnership, the General Partner and Workspace Property Management, L.P., a Delaware limited partnership (“WPM”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

The General Partner hereby (i) gives notice that it has effectuated the distribution of Promote Units to the limited partners of the General Partner described in Section 1 of the Agreement, and (ii) on behalf of each of the limited partners of the General Partner pursuant to such Section 1 acknowledges receipt by each of the limited partners of the General Partner of its respective share of the Promote Rights.

Workspace RVFP, L.P., a Delaware limited partnership

By: RVFP WS GP, LLC, its General Partner

By: RV OFFICE, LLC, its Managing Member

By:
Name:	Thomas A. Rizk
Title:	Chief Executive Officer

Exhibit C

Form of Contribution Agreement (for WPM Partners)

[intentionally omitted]

Exhibit D

Form of Operating Partnership Agreement

(Second Amended and Restated Limited Partnership Agreement of Workspace Property Trust, L.P. dated as of                      , 2017)

[intentionally omitted]

Exhibit E

Form of Registration Rights Agreement

[intentionally omitted]

Exhibit F

Form of Lock-Up Letter

[intentionally omitted]